Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 5, 2021 relating to the financial statements of Power Integrations, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

San Jose, California

July 29, 2021